SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                   May 21,2002
                Date of Report (Date Of Earliest Event Reported)

                            GOLDEN STATE BANCORP INC.
             (Exact Name Of Registrant As Specified In Its Charter)

                                    Delaware
                 (State Or Other Jurisdiction Of Incorporation)


        000-29654                              96-4642135
(Commission File Number)           (IRS Employer Identification No.)

                                 135 Main Street
                         San Francisco, California 94105

               (Address Of Principal Executive Offices) (Zip Code)

                                 (415) 904-1100
              (Registrant's Telephone Number, including Area Code)

                                 NOT APPLICABLE
          (Former Name Or Former Address, If Changed Since Last Report)




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ITEM 5.  OTHER EVENTS.

         On May 21, 2002, Golden State Bancorp Inc., a Delaware corporation (the "Company"), Citigroup Inc., a Delaware corporation ("Citigroup"), and Mercury Merger Sub, Inc. a Delaware corporation and a subsidiary of Citigroup ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement provides for, among other things, the merger (the "Merger") of Merger Sub with and into the Company, with Merger Sub as the surviving corporation in the Merger. Under the terms and subject to the conditions of the Merger Agreement, each share of common stock, par value $1.00 per share, of the Company ("Company Common Stock"), will be converted into the right to receive cash or common stock, par value $.01 per share, of Citigroup ("Citigroup Common Stock") having a combined value of approximately $16.40 in cash and 0.5234 shares of Citigroup Common Stock. Stockholders of the Company will be entitled to elect to receive the merger consideration in shares of Citigroup Common Stock or cash, subject to certain limitations. The merger is intended to be tax-free to Company stockholders, except for cash received for shares of Company Common Stock or instead of fractional shares of Citigroup Common Stock. The transaction is subject to customary conditions, include regulatory approvals and Company stockholder approval.

         In connection with the execution of the Merger Agreement, certain stockholders of the Company (the "Securityholders"), including Mafco Holdings, Inc., a Delaware corporation, GSB Investments Corp., a Delaware corporation, MacAndrews & Forbes Holdings, Inc., a Delaware corporation, Hunter's Glen/Ford Ltd., and Gerald J. Ford, an individual, entered into a Securityholders
Agreement (the "Securityholders Agreement") with Citigroup and the Company, pursuant to which the Securityholders, among other things, have agreed to vote certain shares of Company Common Stock beneficially owned by them, constituting approximately 31.5% of the outstanding shares of Company Common Stock, in favor of the Merger and against competing business combination proposals.

         A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and a copy of the Securityholders Agreement is attached hereto as Exhibit 2.2, and the above summary is qualified in its entirety by reference to such exhibits, which are incorporated herein by reference. A copy of a press release announcing the execution of the Merger Agreement is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
         INFORMATION AND EXHIBITS

         The following exhibits are filed as part of this report:

2.1 Agreement and Plan of Merger, dated as of May 21, 2002, by and among Citigroup Inc., Mercury Merger Sub Inc., and Golden State Bancorp Inc.

2.2 Securityholders Agreement, dated as of May 21, 2002, by and among Citigroup Inc., Golden State Bancorp, Inc., Mafco Holdings Inc., GSB Investments Corp., MacAndrews & Forbes Holdings Inc., Hunter's Glen/Ford, Ltd., and Gerald Ford.


99.1     Press Release, dated May 21, 2002















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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


Dated:  May 28, 2002


                                            GOLDEN STATE BANCORP INC.


                                            By:  /s/   Richard H. Terzian
                                                 --------------------------
                                                 Name: Richard H. Terzian
                                                 Title: Executive Vice President